Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Form S-1 Registration Statement on Form S-3 of our report dated March 30, 2023, of Expion360, Inc. relating to the audit of the financial statements for the period ending December 31, 2022 and 2021 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 21, 2023